Exhibit 10.13

ZILLOW, INC.

AMENDED AND RESTATED 2011 INCENTIVE PLAN

(ASSUMED BY ZILLOW GROUP, INC.)

RESTRICTED STOCK UNIT AWARD NOTICE

Zillow Group, Inc. (the “Company”) hereby grants to you (“Participant”) a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”) and the Zillow, Inc. Amended and Restated 2011 Incentive Plan (as assumed by the Company) (the “Plan”), which are incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Number of Restricted Stock Units Subject to Award (the “Units”):

Vesting Commencement Date:

Vesting Schedule (subject to continued employment or service):

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject. The Award is hereby granted in full satisfaction of the Company’s obligations to grant such Award pursuant to the terms of your offer letter.

ZILLOW GROUP, INC.	PARTICIPANT

By:
Its:
Address:

Attachments: 1. Restricted Stock Unit Award Agreement 2. Plan Summary for the Plan	Date Accepted:

Note: References to “Company” in the Plan are deemed to refer to “Zillow Group, Inc.” except that such reference in the definition of “IPO Date” in the Plan continues to refer to Zillow, Inc.

ZILLOW, INC.

AMENDED AND RESTATED 2011 INCENTIVE PLAN

(ASSUMED BY ZILLOW GROUP, INC.)

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Award Agreement”), Zillow Group, Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”) under the Zillow, Inc. Amended and Restated 2011 Incentive Plan (as assumed by the Company) (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Award Agreement or the Award Notice but defined in the Plan have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting

Subject to the terms of this Award Agreement, the Award will vest as set forth in the Award Notice (the “Vesting Schedule”). One share of the Company’s Class A Common Stock will be issuable for each Restricted Stock Unit that vests. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”).

Except as otherwise provided by this Award Agreement, as soon as practicable after Unvested Units become Vested Units, but not later than 60 days after vesting, the Company will settle the Vested Units by issuing to you one share of the Company’s Class A Common Stock for each Vested Unit. If a vesting date falls on a weekend or any other date on which the Nasdaq Stock Market (“NASDAQ”) is not open, affected Units will vest on the next following NASDAQ business day.

2.	Termination of Service

Upon your Termination of Service on a full-time basis for any reason, any portion of the Award that has not vested as provided in Section 1 will immediately be forfeited to the Company without payment of any further consideration to you. You will have no further rights, and the Company will have no further obligations to you, with respect to such Unvested Units.

3.	Securities Law Compliance

3.1 You represent and warrant that you have been furnished with a copy of the Plan and the plan summary for the Plan.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company’s Class A Common Stock that you may receive pursuant to settlement of the Units (the “Shares”) unless (a) there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws covering any such transaction involving the Shares, or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Award Agreement or the breach by you of any terms or conditions of this Award Agreement.

4.	Transfer Restrictions

Units may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Shareholder

You will not have any voting, dividend or any other rights as a shareholder of the Company with respect to the Units.

6.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7.	Book Entry Registration of Shares

The Company will issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name and the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.

8.	Withholding

8.1 You understand that under United States federal tax laws in effect on the Grant Date, you will have taxable compensation income at the time of vesting of the Units based on the Fair Market Value of the underlying Shares on each vesting date. You are ultimately responsible for all taxes owed in connection with the Award (e.g., at grant, vesting and/or upon receipt of the Shares), including any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company in connection with the Award, including FICA or any other tax obligation (the “Tax Withholding Obligation”), regardless of any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation. The Company makes no representation or undertaking regarding the adequacy of any tax withholding made in connection with the Award. The Company has no obligation to deliver Shares pursuant to the Award until you have satisfied the Tax Withholding Obligation.

8.2 In order to satisfy your obligations set forth in Section 8.1, you hereby irrevocably appoint any brokerage firm acceptable to the Company for such purpose (the “Agent”) as your Agent, and authorize the Agent, to:

(a)	Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the settlement date for any Vested Units, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the amount of any Tax Withholding Obligation and all applicable fees and commissions due to, or required to be collected by, the Agent;

(b)	Remit directly to the Company the cash amount necessary to cover the payment of such Tax Withholding Obligation, as of such date;

(c)	Retain the amount required to cover all applicable brokerage fees, commissions and other costs of sale due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (a) above; and

(d)	Remit any remaining funds to you.

As of the date of execution of the Award Notice, you represent and warrant that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company, are not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales as provided herein, do not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected pursuant to this Section 8.2, and are entering into this Section 8.2 of the Award Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is the intent of the parties that this Section 8.2 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and the Award Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) of the Exchange Act.

You understand that the Agent may effect sales as provided in clause (a) above jointly with sales for other employees of the Company and that the average price for executions resulting from bunched orders will be assigned to your account. You acknowledge that neither the Company nor the Agent is under any obligation to arrange for such sales at any particular price, and that the proceeds of any such sales may not be sufficient to satisfy your Tax Withholding Obligation. In addition, you acknowledge that it may not be possible to sell Shares as provided by this Section 8.2 due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, or (iii) rules governing order execution priority on the NASDAQ Stock Market or other exchange where the Shares may be traded. In the event of the Agent’s inability to sell any Shares or that number of Shares sufficient to cover your Tax Withholding Obligation, you will continue to be responsible for payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

You acknowledge that regardless of any other term or condition of the Award Agreement, neither the Agent nor the Company will be liable to you for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the Agent’s reasonable control.

You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 8.2. The Agent is a third party beneficiary of this Section 8.2.

8.3 Notwithstanding the foregoing, to the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary or other amounts payable to you, a number of whole Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation, and you hereby authorize the Company to do so.

8.4 Furthermore, you acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Withholding Obligations or tax treatment in connection with any aspect of the Award, including but not limited to, the grant, vesting, the issuance of Shares upon vesting, the subsequent sale of Shares acquired pursuant to the Award and the receipt of any dividends, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax Withholding Obligations or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company (or former employer, as applicable) may be required to withhold or account for Tax Withholding Obligations in more than one jurisdiction.

9.	General Provisions

9.1 Assignment. The Company may assign its rights under this Award Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors.

9.2 No Waiver. No waiver of any provision of this Award Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Award Agreement.

9.4 Agreement Is Entire Contract. This Award Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject. This Award Agreement is made pursuant to the provisions of the Plan will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.5 Successors and Assigns. The provisions of this Award Agreement and the Award Notice will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Award Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.6 No Employment Contract. Nothing in this Award Agreement will affect in any manner whatsoever the right or power of the Company, or any Related Company, to terminate your employment on behalf of the Company or any Related Company, for any reason, with or without Cause.

9.7 Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably necessary to carry out the intent of this Award Agreement.

9.8 Section 409A Compliance. This Award and any Shares issuable thereunder are intended to qualify for an exemption from or comply with Section 409A of the Code. Notwithstanding any other provision in this Award Agreement, the Award Notice and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Award Agreement or the Award Notice so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Award will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award. No provision of this Award Agreement or the Award Notice will be interpreted or construed to transfer any liability for failure to comply with Section 409A of the Code from you or any other individual to the Company. By executing the Award Notice, you agree that you will be deemed to have waived any claim against the Company with respect to any such tax consequences.

9.9 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.